Exhibit 8.1

List of Subsidiaries of the Registrant

1.	China Eastern Airlines Jiangsu Co., Ltd., a company incorporated under the laws of People’s Republic of China, 63% equity of which is owned by China Eastern Airlines Corporation Limited.

2.	China Eastern Airlines Development (HK) Co., Ltd., a company incorporated under the laws of Hong Kong, 80% equity of which is owned by China Eastern Airlines Corporation Limited.

3.	Shanghai Eastern Flight Training Co., Ltd., a company incorporated under the laws of People’s Republic of China, 95% equity of which is owned by China Eastern Airlines Corporation Limited.

4.	Eastern Airlines Hotel Co., Ltd., a company incorporated under the laws of People’s Republic of China, 86% equity of which is owned by China Eastern Airlines Corporation Limited.

5.
China Eastern Airlines (Shantou) Economics Development Co., Ltd., a company incorporated under the laws of People’s Republic of China, 55% equity of which is owned by China Eastern Airlines Corporation Limited.

6.	China Cargo Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 70% equity of which is owned by China Eastern Airlines Corporation Limited.

7.	China Eastern Airlines Wuhan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 96% equity of which is owned by China Eastern Airlines Corporation Limited.

8.	Shanghai Eastern Maintenance Co., Ltd., a company incorporated under the laws of People’s Republic of China, 60% equity of which is owned by China Eastern Airlines Corporation Limited.

9.	Shanghai Eastern Airlines Logistics Co., Ltd., a company incorporated under the laws of People’s Republic of China, 70% equity of which is owned China Eastern Airlines Corporation Limited.

10.	Eastern Business Airline Service Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

11.	China Eastern Airline Gifting Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.